Exhibit 99.1

FIVE POINT HOLDINGS, LLC ANNOUNCES PRICING OF INITIAL PUBLIC OFFERING

May 09, 2017

Aliso Viejo, CA – Five Point Holdings, LLC (“FivePoint”), an owner and developer of mixed-use master-planned communities in coastal California, today announced the pricing of the initial public offering of its Class A common shares. FivePoint is selling 21,000,000 Class A common shares at an initial public offering price of $14.00 per share. In addition, FivePoint has granted the underwriters a 30-day option to purchase up to 3,150,000 additional Class A common shares to cover any over-allotments.

FivePoint’s Class A common shares are expected to begin trading on May 10, 2017 on the New York Stock Exchange under the symbol “FPH.” The offering is expected to close on May 15, 2017, subject to the satisfaction of customary closing conditions.

FivePoint intends to use the net proceeds from the offering to fund its development activities and for other general corporate purposes.

Citigroup, J.P. Morgan, RBC Capital Markets and Wells Fargo Securities are acting as joint book-running managers for the offering and as representatives of the underwriters. Deutsche Bank Securities, Evercore ISI, Zelman Partners LLC and JMP Securities are also acting as joint book-running managers. The offering is being made only by means of a prospectus. A copy of the final prospectus related to the offering may be obtained from: Citigroup, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, or by calling 1-800-831-9146; J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, or by calling 1-866-803-9204; RBC Capital Markets, LLC, Attention: Equity Syndicate, Three World Financial Center, 200 Vesey Street, 8th Floor, New York, New York 10281-8098, by email at equityprospectus@rbccm.com, or by calling 1-877-822-4089; or Wells Fargo Securities, LLC, Attention: Equity Syndicate, 375 Park Avenue, New York, New York 10152, by email at cmclientsupport@wellsfargo.com, or by calling 1-800-326-5897.

A registration statement relating to these securities has been filed with, and declared effective by, the U.S. Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About FivePoint

FivePoint, headquartered in Aliso Viejo, California, designs and develops mixed-use, master-planned communities in coastal California. FivePoint is developing vibrant and sustainable communities in Orange County, Los Angeles County, and San Francisco County that will offer homes, commercial, retail, educational, and recreational elements as well as civic areas, parks, and open spaces. FivePoint’s three communities are: Great Park Neighborhoods® in Irvine, Newhall Ranch® near Valencia, and The San Francisco Shipyard/Candlestick Point in the City of San Francisco. The communities are planned to include approximately 40,000 residential homes and approximately 21 million square feet of commercial space, plus infrastructure.

Forward-Looking Statements

This press release contains “forward-looking statements.” You can identify forward-looking statements because they contain words such as “believe,” “will,” “plans,” “expects” and “intends.” Forward-looking statements are based on FivePoint’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in our filings with the SEC, including our registration statement on Form S-11, as amended from time to time, under the caption “Risk Factors.”

CONTACTS

For Five Point Holdings, LLC

Investors:

investor.relations@fivepoint.com

or

Media:

Steve Churm, 949-349-1034

steve.churm@fivepoint.com

or

Glenn Bunting, 310-922-5206

glenn@gfbunting.com

or

Aaron Curtiss, 720-281-1395

aaron@gfbunting.com